Exhibit 10.3

Execution Version

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is made and entered into effective as of July 24, 2024 by Panbela Therapeutics, Inc., a Delaware corporation, together with its wholly-owned subsidiary, Cancer Prevention Pharmaceuticals, Inc., with their principal office and place of business at 712 Vista Boulevard, Suite 305, Waconia, MN 55387 (hereinafter referred to as the “together, the “Debtors”), in favor of USWM, LLC, a Delaware limited liability company, with address of 4441 Springdale Road, Louisville, KY 40324 (hereinafter referred to as “Secured Party”). All capitalized terms used in this Security Agreement but not otherwise defined herein are used with the same meanings assigned to them in the Loan Agreement (as defined below).

A G R E E M E N T S:

IN CONSIDERATION OF the Loan Agreement, the Loan described therein, and the agreements contained in this Security Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Debtors, intending to be legally bound, agree as follows:

1.    Grant of Security Interest by Debtors to Secured Party. Debtors hereby grant to Secured Party a security interest in and to all the Collateral (as defined and described in numerical paragraph two (2) hereof) to secure all of the Indebtedness (as defined and described in numerical paragraph three (3) hereof).

2.    Collateral. The Collateral covered by this Security Agreement is all property described in Schedule A attached hereto and incorporated herein by reference, and any supplemental exhibits or schedules thereto, and all proceeds and products thereof (all of which collateral is herein collectively referred to as the “Collateral”).

3.    Indebtedness Secured. This Security Agreement is made as collateral security for the payment and performance of all of the following obligations (all of the following obligations are herein collectively referred to as the “Indebtedness”):

(a)    Loan Agreement. The payment and performance of all obligations of Debtors to Secured Party under the terms of that certain Loan Agreement, dated effective as of the date hereof by and among Debtors and Secured Party (as amended, modified, extended, renewed, restated, superseded or replaced from time to time, the “Loan Agreement”);

(b)    $1,500,000.00 Term Promissory Note. Debtors’ payment and performance of that certain Term Promissory Note made payable by Debtors in favor of Secured Party, dated effective as of the date hereof, and in the face principal amount of One Million and Five Hundred Thousand 00/100th Dollars ($1,500,000.00) (as amended, modified, extended, renewed, restated, superseded or replaced from time to time, the “Note”);

(c)    Renewals and Modifications. All amounts owed under any amendments, renewals, modifications, extensions, restatements or replacements of any of the foregoing;

Execution Version

(d)    Expenditures for Collateral. The payment of all sums advanced by Secured Party under the terms of the Loan Agreement, this Security Agreement, and any other collateral agreements now or hereafter executed by Debtors in connection with the Loan Agreement or the Note, to protect the Collateral, with interest thereon at the Default Rate; and

(e)    Other Liabilities and Obligations. All loans, advances, indebtedness and each and every other obligation or liability of Debtors owed to Secured Party under the Loan Documents, however created, of every kind and description, whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, due or to become due, liquidated or unliquidated, matured or unmatured, participated in whole or in part, created by trust agreement, lease, overdraft, agreement or otherwise, whether or not secured by additional collateral, together with any amendments, modifications, and restatements thereof, and all expenses and attorneys’ fees incurred or other sums disbursed by Secured Party under this Security Agreement or any other document, instrument or agreement related to any of the foregoing for which any Obligor is required to reimburse Secured Party pursuant to the terms of this Security Agreement or any other Loan Document.

4.    Perfection of Security Interest.

(a)    Filing of Financing Statements. Debtors hereby irrevocably authorize Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by Debtors hereunder, without the signature of Debtors where permitted by law (each such filing is referred to herein as a “Financing Statement”). Debtors agree to provide all information reasonably required by Secured Party pursuant to this Section promptly to Secured Party upon request.

(b)    Possession.

(i)    Debtors shall have possession of the Collateral, except as expressly otherwise provided in this Security Agreement, or where Secured Party chooses in its discretion to perfect its security interest by possession.

(ii)    The Collateral will be under the care of Debtors, and Debtors will keep Secured Party informed of the location of the Collateral at all times.

(iii)    Where Collateral is in the possession of a third party, Debtors will, at Secured Party’s request, join with Secured Party in notifying the third party of Secured Party’s security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party. Provided, however, nothing in this paragraph shall be deemed as Secured Party’s consent to permit the Collateral to be placed in the possession of a third party.

Execution Version

5.    Representations and Warranties of Debtors.

(a)    Principal Residence/Principal Place of Business and Chief Executive Office. The principal place of business and chief executive office of Debtors are 712 Vista Boulevard, Suite 305, Waconia, MN 55387.

(b)    Organization, Existence and Qualification. Each Debtor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the lawful power to engage in the business it presently conducts and is duly licensed or qualified and in good standing as a corporation in each jurisdiction where the nature of the business transacted by it makes such licensing or qualification necessary. Each Debtor’s legal name is exactly as stated on page 1 of this Security Agreement.

(c)    Authorization and Enforceability. The execution, delivery and performance of this Security Agreement by Debtors have been duly authorized by all necessary action by Debtors, and this Security Agreement has been duly executed and delivered by Debtors and constitutes a legal, valid and binding obligation of Debtors and is enforceable in accordance with its terms.

(d)    Ownership of Collateral.

(i)    Debtors are the absolute owner of legal and beneficial title to all of the Collateral (exclusive of hereafter acquired, replaced or created items), and the Collateral is owned in the name of Debtors and Debtors are in full possession thereof except as expressly provided otherwise in this Security Agreement; and

(ii)    Except for the Permitted Liens and the security interest in favor of Secured Party granted in this Security Agreement, the Collateral is free and clear of all security interests, liens, encumbrances and adverse claims whatsoever.

6.    Covenants of Debtors. Debtors hereby covenant and agree that:

(a)    Payment and Performance of Indebtedness. The Indebtedness will be paid to Secured Party in accordance with the terms thereof.

(b)    Payment and Performance of Other Obligations. Debtors shall comply in all respects with any other agreements between Debtors and Secured Party.

(c)    Use of Collateral. All of the Collateral has been and will be used exclusively for business purposes.

(d)    Defense of Claims Against Collateral. Defend the Collateral against the claims and demands of all Persons.

(e)    Cooperation of Debtors in Perfection of Security Interest.

(i)    Debtors shall execute and deliver to Secured Party upon request, UCC Financing Statements describing the same Collateral specified herein for recordation where necessary in Secured Party’s sole discretion to perfect Secured Party’s security interest in the Collateral, and Debtors shall pay all filing and recording fees and filing and recording taxes in connection with the filing and/or recordation of such Financing Statements, and, if paid by Secured Party, Debtors will reimburse Secured Party therefor upon demand of Secured Party, provided, however, that no filings shall be made in the USPTO to perfect Secured Party’s security interest in any patents, patent applications, registered trademarks or trademarks applications unless an Event of Default shall have occurred and is continuing.

Execution Version

(ii)    This Security Agreement may, in the sole discretion of Secured Party, be filed as a financing statement and Debtors agree to also execute any additional financing statements with respect hereto that may be requested by Secured Party.

(iii)    Secured Party may, in its sole discretion, attach this Security Agreement or any other document executed pursuant hereto or in connection herewith with any Person which registers, sells or is in any manner involved with any or all of the Collateral. Secured Party shall be entitled to notify the Person in possession of the Collateral, or any other Person Secured Party deems appropriate of the security interest herein granted and to notify such Person to forward all documents with respect to the Collateral to Secured Party and otherwise as Secured Party deems appropriate. Secured Party may post, in a conspicuous place at any and all locations where the Collateral may be located, a notice stating Secured Party’s interest in the Collateral.

(f)    Prohibition of Additional Security Interests or Liens. Debtors shall not, without the prior written consent of Secured Party:

(i)    except for the Permitted Liens, permit any loan or security interest, lien, adverse claim or encumbrance (other than Secured Party’s security interest granted herein and those liens previously disclosed to Secured Party in writing) to attach to any of the Collateral;

(ii)    permit any of the Collateral to be levied upon under any legal process; or

(iii)    dispose of or enter or agree to enter into any sale of any of the Collateral, except for the sale of inventory in the ordinary course of business and the replacement and/or sale of obsolete equipment, without prior written consent of Secured Party.

(g)    Inspection of Collateral and Debtors’ Records. Debtors shall, upon reasonable notice, permit Secured Party and/or its agents to inspect and appraise the Collateral and inspect the books and records of Debtors at all reasonable times and from time to time and shall pay all expenses Secured Party may incur in connection with any such inspection(s) and appraisal(s).

(h)    Change in State of Incorporation, Name or Reorganization. Debtors shall not change the type of entity it now is, nor incorporate nor organize in another state or foreign jurisdiction nor change its legal name nor conduct business or own any of the Collateral under any other name than that given above nor change or reorganize the type of business entity under which Debtors do business except upon prior written approval of Secured Party, not to be unreasonably withheld, conditioned, or delayed. If such approval is given, Debtors agree that all documents, instruments and agreements reasonably demanded by Secured Party shall be prepared and filed at Debtors’ expense before such change of name or business entity occurs.

Execution Version

(i)    Notification Requirements of Debtors. Debtors shall notify Secured Party in writing of any proposed change in Debtors’ state of organization, principal office or place of business, or mailing address, at least thirty (30) days prior thereto.

7.    Limited Power of Attorney to Secured Party.

(a)    Debtors hereby irrevocably appoints Secured Party as Debtors’ attorney-in-fact to do all acts and things which Secured Party may deem necessary or appropriate to perfect and continue to keep perfected the security interest created by this Security Agreement and to protect and, in case of an Event of Default hereunder and upon the expiration of any cure period related thereto, sell the Collateral, including, but not limited to, the execution in Debtors’ name as Debtors’ irrevocable attorney-in-fact:

(i)    Notifications and agreements to sell where sale is permitted,

(ii)    Any documents or papers necessary or helpful to comply with the terms of any agreements relative to any of the Collateral, and

(iii)    UCC-1 (and other) Financing Statements covering the Collateral and filing and recordation of same wherever Secured Party deems appropriate, with Debtors to reimburse Secured Party for all filing and recording fees, taxes and other expenses in connection therewith upon demand of Secured Party.

(b)    Provided, however, the power of attorney granted hereby shall survive the disability of the principal, but when all the Indebtedness is fully paid and performed and Debtors have no obligation to, or commitment for loan(s) from, Secured Party, this power of attorney shall become null and void.

8.    Events of Default. An “Event of Default” hereunder shall mean any Event of Default as defined in the Loan Agreement or under any of the other Loan Documents.

9.    Remedies Upon Event of Default.

(a)    During the continuance of any Event of Default, Secured Party shall have all rights and remedies in and against the Collateral and otherwise of a secured party under the Uniform Commercial Code and the other Applicable Law of the Commonwealth of Kentucky (and all such other states where any part of the Collateral may be located, if applicable) and all other Applicable Laws and all rights provided herein, in all other documents evidencing, securing or related to any of the Indebtedness, or in any other applicable security or loan agreement, all of which rights and remedies shall, to the full extent permitted by law, be cumulative.

(b)    In addition, during the continuance of any Event of Default, Secured Party, either itself or through a receiver, may collect the payments, rents, income and revenues from the Collateral. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Secured Party may, during the continuance of any Event of Default, demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize on the Collateral as Secured Party may determine, whether or not Indebtedness or Collateral is then due. For these purposes, Secured Party may, on behalf of and in the name of Debtors, receive, open and dispose of mail addressed to Debtors; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment or storage of any Collateral. To facilitate collection, Secured Party may notify account Debtors and obligors on any Collateral to make payments directly to Secured Party during the continuance of any Event of Default.

Execution Version

(c)    During the continuance of any Event of Default, Secured Party may require Debtors, at Debtors’ sole expense, to assemble the Collateral and make it available to Secured Party at the place or places to be reasonably designated by Secured Party. Subject to Applicable Law, Secured Party shall have the right to sell the Collateral at public or private sale. The requirement of reasonable notice of the time and place of disposition of Collateral by Secured Party shall be conclusively deemed to have been met if such notice is mailed, postage prepaid, to Debtors’ address specified above at least ten (10) days before the time of the sale or disposition. Secured Party may bid upon and purchase any or all of the Collateral at any public sale thereof. Secured Party may dispose of all or any part of the Collateral at one or more times and from time to time and in one or more lots or parcels, and upon such terms and conditions, including a credit sale, as Secured Party determines in its sole discretion.

(d)    Secured Party shall apply the net proceeds of any such disposition of the Collateral (after deducting therefrom all costs incurred in connection therewith, or incidental to the holding, preparing for sale, in whole or in part, of the Collateral, including Secured Party’s attorney's fees and court costs) to the Indebtedness and any other obligations of Debtors to Secured Party in the order elected by Secured Party in its sole discretion, and any remaining proceeds shall be paid to Debtors or such other party as is entitled thereto.

(e)    Debtors hereby waive and release to the fullest extent permitted by law and all rights, if any, of marshalling the Collateral and any other security for the Indebtedness or otherwise. At any such sale, unless prohibited by Applicable Law, Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. Debtors agree that they would not be commercially unreasonable for Secured Party to dispose of the Collateral or any portion thereof by utilizing internet sites that provide for the auction of assets of the type included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Secured Party shall not be obligated to clean-up or otherwise prepare the Collateral for sale.

(f)    Secured Party may exercise its right of set off with respect to the Indebtedness in the same manner as if the Indebtedness were unsecured.

(g)    Debtors agree to pay to Secured Party, as part of the Indebtedness, all amounts paid by Secured Party, including, but not limited to:

(i)    Secured Party’s reasonable attorneys’ fees, to the extent not prohibited by Applicable Law, in connection with the enforcement of any of Debtors’ obligations hereunder or contained in the documents evidencing the Indebtedness, with interest thereon at the highest interest rate provided for in any of the Loan Documents;

Execution Version

(ii)    For taxes, levies and prior liens and insurance on, repairs to, maintenance of, or transporting or otherwise caring for, the Collateral; and

(iii)    In collecting, taking possession of, selling or preserving the Collateral.

10.    Supplemental and Miscellaneous Provisions.

(a)    Continuing Security Agreement. This is a continuing Security Agreement and all the rights, powers and remedies hereunder shall apply to all past, present and future indebtedness of Debtors to Secured Party, including any indebtedness arising under subsequent transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new indebtedness or additional indebtedness whether or not all or any prior indebtedness has been satisfied, and notwithstanding the termination or bankruptcy of Debtors, or any other event or proceeding affecting Debtors.

(b)    Rights and Remedies of Secured Party are Cumulative. The rights, powers and remedies given to Secured Party by this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any other agreement now existing or subsequently entered into by and between the parties hereto and any statute or rule of law.

(c)    No Waiver by Secured Party. Any waiver, forbearance, failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Secured Party.

(d)    WAIVER OF RIGHT TO JURY TRIAL. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING HEREUNDER OR IN CONNECTION WITH THE OTHER LOAN DOCUMENTS, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Execution Version

(e)    Submission to Venue, Jurisdiction and Service of Process. The parties agree that the sole proper venue for the determination of any litigation commenced by Secured Party against Debtors or by Debtors against Secured Party on any basis shall be in a court of competent jurisdiction which is located in Jefferson County, Kentucky, and the parties hereby expressly declare that any other venue shall be improper and Debtors expressly waive any right to a determination of any such litigation against Secured Party by a court in any other venue. Debtors further acknowledge that by virtue of their execution hereof, itare transacting business within the Commonwealth of Kentucky and submit to the personal and subject matter jurisdiction of the courts of the Commonwealth of Kentucky, and specifically, the Jefferson County, Kentucky Circuit Court, and the United States District Court for the Western District of Kentucky, at Louisville, and agrees that service of process by any judicial officer or by registered or certified United States mail or via the Kentucky Secretary of State as statutory agent for Debtors shall establish personal jurisdiction over Debtors, who waive any rights under the laws of any state to object to jurisdiction within the Commonwealth of Kentucky or service of process as set forth above. Provided, however, nothing contained in this Section shall prevent Secured Party from bringing any action or exercising any rights against any security or against Debtors within any other state or other venue where proper jurisdiction exists. Initiating such proceedings or taking such action in any other state or venue shall in no event constitute a waiver of the agreement contained herein that the laws of the Commonwealth of Kentucky shall govern the rights and obligations of the parties hereunder or of the submission herein made by Debtors to personal jurisdiction within the Commonwealth of Kentucky. The aforesaid means of obtaining personal jurisdiction and perfecting service of process on Debtors are not intended to be exclusive, but are cumulative and in addition to all other means of obtaining personal jurisdiction and perfecting service of process now or hereafter provided by the laws of the Commonwealth of Kentucky or by any other state in an action brought by Secured Party in such state.

(f)    Governing Law. The laws of the Commonwealth of Kentucky shall govern the construction of this Security Agreement and the rights, remedies and duties of the parties hereto regardless of the conflict of laws principles applied by Kentucky or any other jurisdiction.

(g)    Time of Essence. Time shall be of the essence in the performance of Debtors’ obligations under this Security Agreement.

(h)    Successors and Assigns Bound. This Security Agreement shall bind and inure to the benefit of the successors and assigns of Secured Party and shall bind all persons who become bound as a Debtor under this Security Agreement. Secured Party does not consent to any assignment by Debtors except as expressly provided in this Security Agreement.

(i)    Reasonable Care. Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (i) ascertaining or taking action with respect to any claims, the nature or sufficiency of any payment or performance by any party under or pursuant to any agreement relating to the Collateral or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Security Agreement, nor the exercise by Secured Party of any of the rights and remedies hereunder, shall relieve Debtors from the performance of any obligation on Debtors’ part to be performed or observed in respect of any of the Collateral.

Execution Version

(j)    Assignment. Secured Party may assign its rights and interests under this Security Agreement as provided in the Loan Agreement. If an assignment is made, Debtors shall render performance under this Security Agreement to the assignee. Debtors waive and will not assert against any assignee any claims, defenses, or setoffs that Debtors could assert against Secured Party except defenses which cannot be waived.

(k)    Severability of Provisions. A judicial decree, order or judgment holding any provision herein invalid or unenforceable shall not in any way impair or preclude enforcement of the remaining provisions herein, and shall not in any way impair or preclude enforcement of rights or remedies of Secured Party under Chapter 355 of the Kentucky Revised Statutes, or other Applicable Law.

(l)    Notices. All notices and other communications given to or made upon any party hereto in connection with this Security Agreement or any of the other Loan Documents shall, except as herein or therein otherwise expressly provided, be in writing and given in the manner provided for in the Loan Agreement.

(m)    Headings. Section headings used in this Security Agreement are for convenience only and are not part of this Security Agreement.

(n)    Integration and Modification. This Security Agreement and any other agreements executed in connection herewith comprise the entire agreement between Debtors and Secured Party concerning its subject matter. Any modification to this Security Agreement must be made in writing and signed by the party against whom the modification is sought to be enforced.

[Signature Page Immediately Follows]

Execution Version

IN WITNESS WHEREOF, Debtors have executed this Security Agreement as of the day and year first above written.

Panbela Therapeutics, Inc. a Delaware corporation

By:	/s/ Jennifer K. Simpson
Jennifer K. Simpson,
Chief Executive Officer

[Signature Page to Security Agreement (Schedule A)]

Execution Version

SCHEDULE A

TO

SECURITY AGREEMENT

The property covered by this Financing Statement and/or Security Agreement includes all of Debtors’ right, title and interest in, to and under the following described property, whether now owned or hereafter acquired by Debtors, and whether now existing or hereafter created, arising, accruing, incurred or entered into but excluding the Excluded Property (all of which is hereinafter collectively called the “Collateral”):

1.            An Asset Purchase Agreement dated July 17, 2023, as amended by an Amendment dated April 25, 2024, among Panbela Therapeutics, Inc., a Delaware corporation, Cancer Prevention Pharmaceuticals, Inc., a Delaware corporation, and USWM, LLC, a Delaware limited liability company, pursuant to which USWM, LLC purchased the assets described therein from Panbela Therapeutics, Inc. and Cancer Prevention Pharmaceuticals, Inc.

2.            Any and all additions and accessions to any of the foregoing, all improvements thereto, all substitutions and replacements thereof and all products and proceeds thereof.

The undersigned confirms that this Schedule is part of a security agreement signed by it:

Panbela Therapeutics, Inc. a Delaware corporation

By:
Jennifer K. Simpson, Chief Executive Officer

[Signature Page to Security Agreement (Schedule A)]